SECURITIES AND EXCHANGE COMMISSION

                  Washington, D.C.  20549


                          FORM 8-K

                        CURRENT REPORT



               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934

                  Date of Report - May 28, 1996

                        TOWER BANCORP, INC.
                        -------------------
      (Exact name of registrant as specified in its charter)



  Pennsylvania            2-89573               25-1445946
- ---------------      -----------------         ------------
(State or other       (Commission File         (IRS Employer
 jurisdiction              Number)             Identification
 of incorporation)                               Number)


       Center Square
Greencastle, Pennsylvania                 17225
- --------------------------         ---------------------
 (Address of principal                  (Zip Code)
   executive offices)

Registrant's telephone number
 including area code:                 (717) 597-2137
                                   ---------------------

                                 N/A
- -----------------------------------------------------------------
(Former name or former address, if changed since last report)

Item 1.   Changes in Control of Registrant.

          Not Applicable.

Item 2.   Acquisition or Disposition of Assets.

          Not Applicable.

Item 3.   Bankruptcy or Receivership.

          Not Applicable.

Item 4.   Changes in Registrant's Certifying Accountant.

          Not Applicable.

Item 5.   Other Events.

          On April 3, 1996, at the Annual Meeting of
          Shareholders, the shareholders of the Registrant approved and adopted an amendment to Article 5 of the amended Articles of Incorporation to increase the number of authorized shares of the Registrant's Common Stock, par value $2.50 per share, from 1,000,000 shares to 5,000,000 shares. Articles of Amendment were filed with the Commonwealth of Pennsylvania Department of State, Corporation Bureau on May 13, 1996 at which time the amendment to the Articles of Incorporation became effective.

          The registrant hereby files its amended Articles of Incorporation which contains the amendment to Article
          5 thereof.  See Item 7 and Exhibit 3(i) below.

Item 6.   Resignations of Registrant's Directors.

          Not Applicable.

Item 7.   Financial Statements and Exhibits.

          Exhibit:

          3(i) Registrant's Articles of Incorporation, as amended

          99 Registrants's Notice of Amendment to Articles of Incorporation

Item 8.   Change in Fiscal Year.

          Not Applicable.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 TOWER BANCORP, INC.
                                 (Registrant)


Dated: May 22, 1996              /s/ Jeff B. Shank
                                 ------------------------
                                 Jeff B. Shank, President
                                 and Chief Executive Officer
                                 (Principal Executive Officer)


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